PRESS RELEASE	SOURCE: First Trust Advisors L.P.

First Trust Advisors L.P. Announces Portfolio Manager Update for First Trust Dynamic Europe Equity Income Fund

WHEATON, IL — (BUSINESS WIRE) — September 19, 2022 — First Trust Advisors L.P. ("FTA") announced today that Janus Henderson Investors US LLC, formerly Janus Capital Management LLC ("Janus Henderson"), investment sub-advisor for FDEU (NYSE: FDEU) (the "Fund"), will release an update on the market and the Fund for financial professionals and investors. To listen to the update, click on the following link:

FDEU Replay 9/20/2022

The update will be available Wednesday, September 21, 2022, at 5:00 P.M. Eastern Time until 11:59

P.M. Eastern Time on Thursday, October 20, 2022.

The Fund is a diversified, closed-end management investment company that seeks to provide a high level of current income. As a secondary objective, the Fund seeks to focus on capital appreciation. The Fund will seek to achieve its investment objective by investing at least 80% of its Managed Assets in a portfolio of equity securities of European companies of any market capitalization, including, but not limited to, common and preferred stocks that pay dividends, depositary receipts and real estate investment trusts. The Fund will seek to focus its equity investments on income-producing securities. The Fund will also seek to utilize a dynamic currency hedging process, which will include, at the discretion of the portfolio managers, the use of forward foreign currency exchange contracts to hedge a portion of the Fund's currency exposure. To generate additional income, the Fund will write (or sell) call options on portfolio equity securities and certain broad-based securities indices in an amount up to 40% of the value of its Managed Assets.

FTA is a federally registered investment advisor and serves as the Fund's investment advisor. FTA and its affiliate First Trust Portfolios L.P. ("FTP"), a FINRA registered broker-dealer, are privately-held companies that provide a variety of investment services. FTA has collective assets under management or supervision of approximately $193 billion as of August 31, 2022 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts. FTA is the supervisor of the First Trust unit investment trusts, while FTP is the sponsor. FTP is also a distributor of mutual fund shares and exchange-traded fund creation units. FTA and FTP are based in Wheaton, Illinois.

Janus Henderson, a legal entity of Janus Henderson Investors, serves as the Fund's investment sub-advisor. Janus Henderson Investors is headquartered in London and is a global investment management firm that provides a full spectrum of investment products and services to clients around the world. With offices in 23 cities with more than 2,400 employees, Janus Henderson Investors managed approximately $299.69 billion in assets as of June 30, 2022.

Principal Risk Factors: Risks are inherent in all investing. Certain risks applicable to the Fund are identified below, which includes the risk that you could lose some or all of your investment in the Fund. The principal risks of investing in the Fund are spelled out in the Fund's annual shareholder reports. The order of the below risk factors does not indicate the significance of any particular risk factor. The Fund also files reports, proxy statements and other information that is available for review.

Past performance is no assurance of future results. Investment return and market value of an investment in the Fund will fluctuate. Shares, when sold, may be worth more or less than their original cost. There can be no assurance that the Fund's investment objectives will be achieved. The Fund may not be appropriate for all investors.

The Fund is subject to risks, including the fact that it is a diversified closed-end management investment company.

Securities held by a fund, as well as shares of a fund itself, are subject to market fluctuations caused by factors such as general economic conditions, political events, regulatory or market developments, changes in interest rates and perceived trends in securities prices. Shares of a fund could decline in value or underperform other investments as a result of the risk of loss associated with these market fluctuations. In addition, local, regional or global events such as war, acts of terrorism, spread of infectious diseases or other public health issues, recessions, or other events could have a significant negative impact on a fund and its investments. Such events may affect certain geographic regions, countries, sectors and industries more significantly than others. In February 2022, Russia invaded Ukraine which has caused and could continue to cause significant market disruptions and volatility within the markets in Russia, Europe, and the United States. The hostilities and sanctions resulting from those hostilities could have a significant impact on certain fund investments as well as fund performance. The outbreak of the respiratory disease designated as COVID-19 in December 2019 has caused significant volatility and declines in global financial markets, which have caused losses for investors. While the development of vaccines has slowed the spread of the virus and allowed for the resumption of "reasonably" normal business activity in the United States, many countries continue to impose lockdown measures in an attempt to slow the spread. Additionally, there is no guarantee that vaccines will be effective against emerging variants of the disease.

Net investment income paid by the Fund to its shareholders is derived from the premiums it receives from writing (selling) call options and from the dividends and interest it receives from the equity securities and other investments held in the Fund's portfolio and short-term gains thereon. Premiums from writing (selling) call options and dividends and interest payments made by the securities in the Fund's portfolio can vary widely over time. Dividends on equity securities are not fixed but are declared at the discretion of an issuer's board of directors. There is no guarantee that the issuers of the equity securities in which the Fund invests will declare dividends in the future or that if declared they will remain at current levels. The Fund cannot assure as to what percentage of the distributions paid on the common shares, if any, will consist of qualified dividend income or long-term capital gains, both of which are taxed at lower rates for individuals than are ordinary income and short-term capital gains.

Because the Fund will invest primarily in securities of non-U.S. issuers, which are generally denominated in non-U.S. currencies, there are risks not typically associated with investing in securities of U.S. issuers. Non-U.S. issuers are subject to higher volatility than securities of U.S. issuers. An investor may lose money if the local currency of a non-U.S. market depreciates against the U.S. dollar. The Fund may invest from time to time a substantial amount of its assets in issuers located in a single country or region.

Investments in securities of issuers located in emerging market countries are considered speculative and there is a heightened risk of investing in emerging markets securities. Financial and other reporting by companies and government entities also may be less reliable in emerging market countries. Shareholder claims that are available in the U.S., as well as regulatory oversight and authority that is common in the U.S., including for claims based on fraud, may be difficult or impossible for shareholders of securities in emerging market countries or for U.S. authorities to pursue.

On June 23, 2016, the United Kingdom voted via referendum to leave the European Union, an event commonly referred to as "Brexit." Brexit immediately led to significant market volatility around the world, as well as political, economic, and legal uncertainty. Approximately one year after the United Kingdom officially departed the European Union, the United Kingdom and the European Union reached a trade agreement that became effective on December 31, 2020. Under the terms of the trade deal, there will be no tariffs or quotas on the movement of goods between the United Kingdom and Europe. There can be no assurance that the new trade agreement will improve the instability in global financial markets caused by Brexit. At this time, it is difficult to predict what the longer term ramifications and political, economic, and legal implications will be as a result of Brexit, including the impact on the Fund's portfolio holdings. The negative impact on not only the United Kingdom and European economies, but the broader global economy, could be significant, potentially resulting in increased volatility and illiquidity and lower economic growth for companies that rely significantly on Europe for their business activities and revenues.

The Fund will engage in practices and strategies that will result in exposure to fluctuations in foreign exchange rates, thus subjecting it to foreign currency risk.

The market value of REIT shares and the ability of the REITs to distribute income may be adversely affected by several factors.

The Fund's use of derivatives may result in losses greater than if they had not been used, may require the Fund to sell or purchase portfolio securities at inopportune times, may limit the amount of appreciation the Fund can realize on an investment, or may cause the Fund to hold a security that it might otherwise sell.

Use of leverage can result in additional risk and cost, and can magnify the effect of any losses.

In the event of conversion to an open-end management investment company, the Common Shares would cease to be listed on the NYSE or other national securities exchange, and such Common Shares would thereafter be redeemable at NAV at the option of the Common Shareholder, rather than traded in the secondary market at market price, which, for closed-end fund shares, may at times be at a premium to NAV. Any Borrowings or Preferred Shares of the Fund would need to be repaid or redeemed upon conversion and, accordingly, a portion of the Fund's portfolio may need to be liquidated, potentially resulting in, among other things, lower current income.

The risks of investing in the Fund are spelled out in the shareholder reports and other regulatory filings.

The information presented is not intended to constitute an investment recommendation for, or advice to, any specific person. By providing this information, First Trust is not undertaking to give advice in any fiduciary capacity within the meaning of ERISA, the Internal Revenue Code or any other regulatory framework. Financial professionals are responsible for evaluating investment risks independently and for exercising independent judgment in determining whether investments are appropriate for their clients.

The Fund’s daily closing New York Stock Exchange price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling 1-800-988-5891.

CONTACT: JEFF MARGOLIN — (630) 915-6784

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Source: First Trust Advisors L.P.